UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 29, 2011

Concurrent Computer Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2011, Concurrent Computer Corporation (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Charter Amendment”) with the Delaware Secretary of State to reduce the number of authorized shares from 125,020,000 to 15,270,000 shares.  The Charter Amendment will reduce the number of authorized shares of $0.01 par value Common Stock from 100,000,000 shares to 14,000,000 shares, and reduce the number authorized shares of $0.01 par value Series Preferred stock from 25,000,000 shares to 1,250,000 shares.  A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Proposal 1: To approve an amendment to Concurrent’s Restated Certificate of Incorporation to effect a reduction in the number of shares Concurrent is authorized to issue (a) from 100,000,000 shares to 14,000,000 shares of common stock, par value $0.01; and (b) from 25,000,000 shares to 1,250,000 shares of series preferred stock, par value $0.01.

For	Against	Abstain
7,814,820	67,364	75,909

Proposal 2: To adjourn or postpone the Special Meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, Proposal 1 has not been approved.

For	Against	Abstain
7,711,662	163,273	83,158

Item 9.01	Financial Statements and Exhibits.

Number	Description of Document

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Concurrent Computer Corporation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION
Date: June 30, 2011
	By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer and Executive Vice President of Operations

EXHIBIT INDEX

Number	Description of Document

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Concurrent Computer Corporation.